Exhibit 99.1

Edge Therapeutics Announces Review of Strategic Alternatives

BERKELEY HEIGHTS, N.J., Apr. 30, 2018 – Edge Therapeutics, Inc. (Nasdaq:EDGE) today announced that its Board of Directors is conducting a comprehensive review of strategic alternatives focused on maximizing stockholder value. In conjunction with the exploration of strategic alternatives, Edge intends to streamline its operations in order to preserve its cash resources. Edge has retained Piper Jaffray & Co. to act as its financial advisor to assist with this review process. Potential strategic alternatives that may be explored or evaluated as part of this review include, but are not limited to, an acquisition, merger, business combination or other strategic transaction involving Edge.

There is no defined timeline for completion of the review process. There is no assurance that this review will result in Edge pursuing any transaction or that a transaction, if pursued, will be completed. Edge does not intend to discuss or disclose further developments regarding the strategic review process unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate or required by law.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that seeks to discover, develop and commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening conditions. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," “seeks,” "intends," "plans," "potential" or similar expressions, including statements with respect to the potential effects of its products and plans to assess and undertake next steps for Edge. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge’s filings with the United States Securities and Exchange Commission.

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Investor and Media Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208 EDGE (3343)
Email: ggin@edgetherapeutics.com